As filed with the Securities and Exchange Commission on October 28, 2004


                                                     Registration No. 333-118236


================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________

                                 Amendment No. 4

                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _________________

                       PENNSYLVANIA COMMERCE BANCORP, INC.
             (Exact name of registrant as specified in its charter)
                                _________________


       Pennsylvania                 6021                   25-1834776
     (State or other     (Primary Standard Industrial    (I.R.S. Employer
      jurisdiction of    Classification Code Number)   Identification Number)
     incorporation or
      organization)

                                100 Senate Avenue
                                  P.O. Box 8599
                       Camp Hill, Pennsylvania 17001-8599
                            Telephone: (717) 975-5630

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _________________

                               Gary L. Nalbandian
                             Chief Executive Officer
                                100 Senate Avenue
                                  P.O. Box 8599
                       Camp Hill, Pennsylvania 17001-8599
                            Telephone: (717) 975-5630
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
      Lawrence R. Wiseman                              Stuart G. Stein
         Blank Rome LLP                            Hogan & Hartson L.L.P.
        One Logan Square                            555 13th Street, N.W.
     Philadelphia, PA 19103                         Washington, DC 20004
   Telephone: (215) 569-5500                      Telephone: (202) 637-8575
   Facsimile: (215) 569-5555                      Facsimile: (202) 637-5910

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance And Distribution.

         The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee............... $     3,497
NASD filing fee................................................... $     3,000*
Nasdaq National Market listing fee................................ $   104,000*
Accounting fees and expenses...................................... $    80,000*
Legal fees and expenses........................................... $   100,000*
Printing and engraving expenses................................... $    50,000*
Blue Sky qualification fees and expenses.......................... $     5,000*
Transfer agent and registrar fees and expenses.................... $     2,500*
Miscellaneous expenses............................................ $    60,000*
                                                                   ------------

    Total......................................................... $   407,997
                                                                   ------------

* Estimated.

Item 14.  Indemnification of Directors and Officers

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final amounts advanced unless it is ultimately determined that such person is not entitled to indemnification from the corporation. Article 20 of our bylaws provides for indemnification of our directors, officers and other agents and advancement of expenses to the extent permitted by the BCL.

         Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article 12 of our articles of incorporation provides that we will indemnify any and all persons whom we shall have the power to indemnify for and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable laws.

         Article 20 of our bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by our directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

         As authorized by Section 1747 of the BCL, we maintain, on behalf of our directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering us for indemnification payments made to our directors and officers for certain liabilities. The premiums for such insurance are paid by us.

Item 15.  Recent Sales of Unregistered Securities


         On September 29, 2004, we issued and sold a total of 100,000 shares of our common stock to Commerce Bancorp, Inc. The price per share was $45.666. The purchase price per share was equal to the average of the closing sale prices of our common stock on the Nasdaq Small Cap Market for the five trading day (i.e. dates on which trades occurred) period ending on September 28, 2004. The aggregate purchase price was $4,566,600.

         The sale and issuance of the securities in the transaction described above is deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, Commerce Bancorp, Inc. represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in the transaction. Commerce Bancorp, Inc. had adequate access, through its relationship with us, to information about us. No underwriters were employed in the above transaction. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith:



         1. Form of Underwriting Agreement by and among Pennsylvania Commerce Bancorp, Inc. and Sandler O'Neill & Partners, L.P. and Janney Montgomery Scott LLC. (I)
         3.1      Articles of Incorporation of Pennsylvania Commerce Bancorp,
                  Inc. (A)
         3.2      By-laws of Pennsylvania Commerce Bancorp, Inc., as amended.
                  (G)
         4.1 Commerce Harrisburg Capital Trust I and Commerce Harrisburg Capital Trust II (Instruments defining the rights of the holders of trust capital securities issued and sold by Pennsylvania Commerce are not attached, as the amount of such securities is less than 10% of the consolidated assets of Pennsylvania Commerce and its subsidiaries, and the securities have not been registered. Pennsylvania Commerce will provide copies of such instruments to the SEC upon request.)
         4.2 Registration Rights Agreement dated as of September 29, 2004 between Pennsylvania Commerce Bancorp, Inc. and Commerce Bancorp, Inc. (H)
         4.3      Specimen of Common Stock Certificate (A)
         5.       Opinion of Blank Rome LLP.

         10.1 Pennsylvania Commerce Bancorp, Inc.'s 1990 Directors Stock Option Plan. (B)
         10.2 Pennsylvania Commerce Bancorp, Inc.'s 1996 Employee Stock Option Plan. (C)
         10.3 Warrant Agreement and Warrant No. 1 of Commerce Bank/Harrisburg dated October 7, 1988. (E)
         10.4     Amendment No. 1 to the Stock and Warrant Purchase Agreement.
                  (E)
         10.5 Pennsylvania Commerce Bancorp, Inc.'s 2001 Directors Stock Option Plan. (D)
         10.6 Amendment to Network Agreement, including original Network Agreement, by and among Commerce Bancorp, Inc., Pennsylvania Commerce Bancorp, Inc. and Commerce Bank/Harrisburg. (F)
         10.7 Amendment No. 2 to Network Agreement by and among Commerce Bancorp, Inc., Pennsylvania Commerce Bancorp, Inc. and Commerce Bank/Harrisburg, N.A. dated as of September 29, 2004.
                  (H)
         10.8 Stock Purchase Agreement dated as of September 29, 2004, between Pennsylvania Commerce Bancorp, Inc. and Commerce Bancorp, Inc. (H)
         10.9 Stock and Warrant Purchase Agreement dated as of April 29, 1988 between Commerce Bank/Harrisburg and Commerce Bancorp, Inc. (I)
         21. Subsidiaries of Pennsylvania Commerce Bancorp, Inc. (See "Business" Section of this Registration Statement.)
         23.1     Consent of Beard Miller Company LLP. (I)
         23.2     Consent of Blank Rome LLP (included in Exhibit 5).
         24.1     Power of Attorney (I)
____________________________
         (A) Incorporated by reference from Pennsylvania Commerce's Form 8-A filed with the SEC on September 28, 2004.


         (B) Incorporated by reference from Exhibit 4 of Pennsylvania Commerce's Registration Statement on Form S-8 filed with the SEC on July 1, 1999. This is a compensatory arrangement in which Pennsylvania Commerce's directors participate.

         (C) Incorporated by reference from Exhibit 4 of Pennsylvania Commerce's Registration Statement on Form S-8 filed with the SEC on July 1, 1999. This is a compensatory arrangement in which Pennsylvania Commerce's executive officers participate.

         (D) Incorporated by reference from Appendix A of Pennsylvania Commerce's Definitive Proxy Statement for its 2000 Annual Meeting of Shareholders, filed with the SEC on April 19, 2000. This is a compensatory arrangement in which Pennsylvania Commerce's directors participate.

         (E) Incorporated by reference from Pennsylvania Commerce's Form 10-K filed with the SEC on March 30, 2000.

         (F) Incorporated by reference from Exhibit 10 to Pennsylvania Commerce's Report on Form 10-Q, filed with the SEC on November 14, 2003.

         (G) Incorporated by reference from Pennsylvania Commerce's Form 10-K filed with the SEC on March 30, 2004.

         (H) Incorporated by reference from Pennsylvania Commerce's Form 8-K, filed with the SEC on October 1, 2004.

         (I)      Previously filed.


(b)      Financial Statement Schedules

         All schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, Commonwealth of Pennsylvania, on October 28, 2004.



                       PENNSYLVANIA COMMERCE BANCORP, INC.

                       By:      /s/ Gary L. Nalbandian
                                ------------------------------------------
                                Gary L. Nalbandian,
                                Chairman of the Board; President and Chief
                                Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                    Name                                        Title                              Date
---------------------------------------------   ---------------------------------------  --------------------------


/s/ Gary L. Nalbandian
---------------------------------------------   Chairman of the Board; President and        October 28, 2004
Gary L. Nalbandian                                Chief Executive Officer (Principal
                                                  Executive Officer)


/s/ Mark A. Zody
---------------------------------------------  Chief Financial Officer and Treasurer        October 28, 2004
Mark A. Zody                                      (Principal Financial and Accounting
                                                  Officer)



*
---------------------------------------------  Director                                    ____________________
James R. Adair


*
---------------------------------------------  Director                                    ____________________
John J. Cardello


*
---------------------------------------------  Director                                    ____________________
Douglas S. Gelder


*
---------------------------------------------  Director                                    ____________________
Alan R. Hassman


*
---------------------------------------------  Director                                    ____________________
Howell C. Mette


*
---------------------------------------------  Director                                    ____________________
Michael A. Serluco

                                      II-5


*
---------------------------------------------  Director                                    ____________________
Samir J. Srouji, M.D.




By: /s/ Gary L. Nalbandian                                                                  October 28, 2004
   ------------------------
        Gary L. Nalbandian
        Attorney-in-fact

                                           EXHIBIT INDEX




         Number      Exhibit Title
         ------      -------------
           1.      Form of Underwriting Agreement by and among Pennsylvania
                   Commerce Bancorp, Inc. and Sandler O'Neill & Partners, L.P.
                   and Janney Montgomery Scott LLC. (I)
           3.1     Articles of Incorporation of Pennsylvania Commerce Bancorp, Inc.  (A)
           3.2     By-laws of Pennsylvania Commerce Bancorp, Inc., as amended.  (G)
           4.1     Commerce Harrisburg Capital Trust I and Commerce Harrisburg Capital Trust II (Instruments defining the rights of the holders of trust capital securities issued and sold by Pennsylvania Commerce are not attached, as the amount of such securities is less than 10% of the consolidated assets of Pennsylvania Commerce and its subsidiaries, and the securities have not been registered. Pennsylvania Commerce will provide copies of such instruments to the SEC upon request.)
           4.2     Registration Rights Agreement dated as of September 29, 2004 between Pennsylvania Commerce Bancorp, Inc. and
                   Commerce Bancorp, Inc.  (H)
           4.3     Specimen of Common Stock Certificate.  (A)
           5.      Opinion of Blank Rome LLP.
          10.1     Pennsylvania Commerce Bancorp, Inc.'s 1990 Directors Stock Option Plan.  (B)
          10.2     Pennsylvania Commerce Bancorp, Inc.'s 1996 Employee Stock Option Plan.  (C)
          10.3     Warrant Agreement and Warrant No. 1 of Commerce Bank/Harrisburg dated October 7, 1988.  (E)
          10.4     Amendment No. 1 to the Stock and Warrant Purchase Agreement.  (E)
          10.5     Pennsylvania Commerce Bancorp, Inc.'s 2001 Directors Stock Option Plan.  (D)
          10.6     Amendment to Network Agreement, including original Network Agreement, by and among Commerce Bancorp, Inc.,
                   Pennsylvania Commerce Bancorp, Inc. and Commerce Bank/Harrisburg. (F)
          10.7     Amendment No. 2 to Network Agreement by and among Commerce Bancorp, Inc., Pennsylvania
                   Commerce Bancorp, Inc. and Commerce Bank/Harrisburg, N.A. dated as of September 29, 2004. (H)
          10.8     Stock Purchase Agreement dated as of September 29, 2004, between Pennsylvania Commerce
                   Bancorp, Inc. and Commerce Bancorp, Inc.  (H)
          10.9     Stock and Warrant Purchase Agreement dated as of April 29, 1988 between Commerce Bank/Harrisburg and Commerce
                   Bancorp, Inc. (I)
          21.      Subsidiaries of Pennsylvania Commerce Bancorp, Inc. (See "Business" Section of this Registration Statement.)



          23.1     Consent of Beard Miller Company LLP. (I)
          23.2     Consent of Blank Rome LLP (included in Exhibit 5).
          24.1     Power of Attorney (I)
____________________________
         (A) Incorporated by reference from Pennsylvania Commerce's Form 8-A filed with the SEC on September 28, 2004.


         (B) Incorporated by reference from Exhibit 4 of Pennsylvania Commerce's Registration Statement on Form S-8 filed with the SEC on July 1, 1999. This is a compensatory arrangement in which Pennsylvania Commerce's directors participate.

         (C) Incorporated by reference from Exhibit 4 of Pennsylvania Commerce's Registration Statement on Form S-8 filed with the SEC on July 1, 1999. This is a compensatory arrangement in which Pennsylvania Commerce's executive officers participate.

         (D) Incorporated by reference from Appendix A of Pennsylvania Commerce's Definitive Proxy Statement for its 2000 Annual Meeting of Shareholders, filed with the SEC on April 19, 2000. This is a compensatory arrangement in which Pennsylvania Commerce's directors participate.

         (E) Incorporated by reference from Pennsylvania Commerce's Form 10-K filed with the SEC on March 30, 2000.

         (F) Incorporated by reference from Exhibit 10 to Pennsylvania Commerce's Report on Form 10-Q, filed with the SEC on November 14, 2003.

         (G) Incorporated by reference from Pennsylvania Commerce's Form 10-K filed with the SEC on March 30, 2004.

         (H) Incorporated by reference from Pennsylvania Commerce's Form 8-K, filed with the SEC on October 1, 2004.

         (I)      Previously filed.